UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HomeTown Bankshares Corporation

(Exact Name of Registrant as Specified in Its Charter)

Virginia	26-4549960
(State of Incorporation or organization)	(I.R.S. Employer Identification no.)

202 South Jefferson Street Roanoke, VA	24011
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, $5.00 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. X

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-158525

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

HomeTown Bankshares Corporation. (the “Registrant”), hereby incorporates by reference the description of its common stock, $5.00 par value, to be registered hereunder contained in the section entitled “Description of Holding Company Capital Stock” in the proxy statement/prospectus included in the Registrant’s Registration Statement on Form S-4 (File No. 333-158525) originally filed with the Securities and Exchange Commission (the “Commission”) on April 10, 2009, as amended, including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”). In addition, any of the above-referenced descriptions included in any prospectus relating to the Registration Statement subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended shall be deemed to be incorporated by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are listed on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned hereunto duly authorized.

HomeTown Bankshares Corporation

By:	/s/ Vance W. Adkins
Chief Financial Officer

Dated: October 7, 2016